Exhibit 99.1

TimeWarner

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 A.M. (Eastern Time) on [•].

Proxies submitted by mail must be received by 5:00 P.M. (Eastern Time) on [•].

Vote by Internet
- Go to www.envisionreports.com/TWX
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Voting by mail
- Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Computershare Investor Services, P.O. Box 30202, College Station, TX 77842-9909

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Company Proposals

A Company Proposals

Instructions to Vote on Proposals 1, 2 and 3 — The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3.

	For	Against	Abstain
1. Adopt the Agreement and Plan of Merger, dated as of October 22, 2016, as it may be amended from time to time, by and among Time Warner Inc., a Delaware corporation, AT&T Inc., a Delaware corporation, West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T Inc., and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T Inc. (the "merger agreement").	☐	☐	☐
2. Approve, by nonbinding, advisory vote, certain compensation that may be paid or become payable to Time Warner Inc.'s named executive officers in connection with the transactions contemplated by the merger agreement and the agreements and understandings pursuant to which such compensation may be paid or become payable.	☐	☐	☐
3. Approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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. Special Meeting Admission Ticket Time Warner Inc. Special Meeting of Stockholders [•], [•] [a.m.]/[p.m.] (Local Time) [•] [•] [•] If you attend the Special Meeting in person, you will be required to present this admission ticket and valid, government-issued photo identification to be admitted to the Special Meeting. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — TIME WARNER INC. + Proxy Solicited on Behalf of the Board of Directors of Time Warner Inc. for the Special Meeting of Stockholders on [•] The undersigned hereby acknowledges receipt of the Time Warner Inc. Notice of Special Meeting of Stockholders and Proxy Statement and hereby constitutes and appoints Howard M. Averill, Paul T. Cappuccio and Karen Magee, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Special Meeting of Stockholders of Time Warner Inc. on [•], and any adjournment or postponement thereof, and to vote on the matters indicated all the shares of Time Warner Inc. common stock that the undersigned would be entitled to vote if personally present. This proxy when properly executed will be voted in the manner directed herein. If this proxy is executed but no direction is made, this proxy will be voted FOR each of Proposals 1, 2 and 3. Please mark, date and sign this Proxy Card below and return it promptly in the enclosed reply envelope. To vote by telephone or the Internet, see the instructions on the reverse side. Continued and to be voted on reverse side. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. +